Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 770-7125, Passcode 57762690. International Callers Dial-In (617) 213-8066, Passcode 57762690 (10 minutes before the call). Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

Q1 Revenue of $125.0 million, up 26%

Q1 Adjusted EBITDA of $37.8 million, up 23%

Q1 Adjusted EPS of $0.18, up 38%

NEW YORK, NY – May 1, 2012 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the first quarter ended March 31, 2012. Total revenue for the first quarter was $125.0 million compared to $99.1 million in the first quarter of 2011, an increase of 26%.

Net income for the quarter was $10.2 million or $0.10 per fully diluted share, compared to $5.1 million, or $0.06 per fully diluted share in the first quarter of 2011, an increase of 67%. Earnings per fully diluted share, excluding stock based compensation expense, offering and deal related expenses and amortization expense (“Adjusted EPS”), were $0.18 for the first quarter of 2012, compared to $0.13 for the first quarter of 2011, representing an increase of 38%.

Adjusted earnings before interest, taxes, depreciation, and amortization, excluding stock based compensation expense and offering and deal related expenses (“Adjusted EBITDA”), were $37.8 million in the first quarter of 2012 compared to $30.9 million in the first quarter of 2011, an increase of 23%.

“Our first quarter results were solid and consistent with our strategy and the guidance we highlighted earlier this year. All of our products posted double digit revenue growth, and we believe that our leading position in the markets we serve will continue to make us the preferred partner for advertisers, financial institutions, card issuers, insurance carriers and agents,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “More and more consumers are visiting our sites when making personal finance-related decisions due to the rich content and breadth of products offered,” Mr. Evans added.

2012 Guidance

“We are executing on a strategy to provide sustained long-term growth. Although certain initiatives could result in stronger second half growth, we will continue to be prudent in providing future guidance. Therefore, we are guiding towards overall top line growth in the mid-20% range and EBITDA margins in the lower 30% range, which is consistent with the full-year guidance that we provided in February,” Mr. Evans stated.

First Quarter 2012 Financial Highlights

•	Total revenue for the quarter was $125.0 million, an increase of 26%, or $25.9 million from the $99.1 million in the same period last year.

•	Unique visitors to Bankrate.com and other owned & operated sites, posted growth of over 37% compared to the first quarter of 2011.

•

Gross margin increased by approximately 620 bps. to 67.9% in the first quarter compared to 61.7% in the same period last year – driven by pricing initiatives as well as the Company’s initiative to increase the share of revenue derived from better converting direct traffic sources.

•	Adjusted EBITDA of $37.8 million in the first quarter was 23% or $7.0 million higher compared to the first quarter of 2011.

•	Display advertising revenue in the first quarter was 22% higher compared to the same period last year.

•	CPC revenue for the quarter was 89% higher compared to the same period last year.

•	Lead generation revenue was 16% higher compared to the first quarter 2011 as the Company continues to transition to a higher quality and better converting lead model.

•

At the end of the first quarter, the company’s leverage ratio was 0.9x on a net debt basis based on the Company’s trailing twelve month Adjusted EBITDA of $142.4 million compared to 1.0x at the end of the fourth quarter of 2011.

May 1, 2012 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 770-7125, passcode 57762690. International participants should dial: (617) 213-8066, passcode 57762690. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning May 1, 2012 at 6:30 p.m. ET / 3:30 p.m. PT through May 8, 2012 at 11:59 p.m. ET / 8:59 p.m. PT. To listen to the replay, call (888) 286-8010 and enter the passcode: 71283942. International callers should dial (617) 801-6888 and enter the passcode: 71283942.

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Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote.com, InsWeb and CD.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information daily. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made

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with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; interest rate volatility; technological changes; our ability to manage traffic on our websites and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; our ability to attract and retain executive officers and personnel; the impact of resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our Online Network; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in China and possibly expansion to other international markets, in which we may have limited experience; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the concentration of ownership of our common stock; the strength of the U.S. economy in general; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines and our ability to manage the risks involved in the foregoing. These and additional important factors to be considered are set forth under “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”’ and in the other sections of our Registration Statement on Form S-1 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

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Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ In thousands, except per share data)

	(Unaudited)
	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$64,523	$56,213
Accounts receivable, net of allowance for doubtful accounts of $1,471 and $1,534 at March 31, 2012 and December 31, 2011	60,876	60,543
Deferred income taxes	24,690	24,690
Prepaid expenses and other current assets	2,601	2,535

Total current assets	152,690	143,981

Furniture, fixtures and equipment, net of accumulated depreciation of $8,249 and $6,676 at March 31, 2012 and December 31, 2011	8,960	9,065
Intangible assets, net of accumulated amortization of $91,708 and $81,212 at March 31, 2012 and December 31, 2011	372,093	378,240
Goodwill	597,881	595,522
Other assets	10,725	10,604

Total assets	$1,142,349	$1,137,412

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$10,567	$9,564
Accrued expenses	20,973	26,288
Acquisition related payables	7,517	3,908
Deferred revenue and customer deposits	4,051	5,891
Accrued interest	4,860	10,588
Other current liabilities	45	61

Total current liabilities	48,013	56,300

Deferred income taxes	82,670	82,670
Senior secured notes, net of unamortized discount	193,692	193,613
Other liabilities	16,511	16,367

Total liabilities	340,886	348,950

Commitments and contingencies

Stockholders’ equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at March 31, 2012 and December 31, 2011; 99,982,900 and 99,992,000 shares issued and outstanding at March 31, 2012 and December 31, 2011	1,000	1,000
Additional paid-in capital	835,495	832,797
Accumulated deficit	(34,444)	(44,595)
Accumulated other comprehensive loss	(588)	(740)

Total stockholders’ equity	801,463	788,462

Total liabilities and stockholders’ equity	$1,142,349	$1,137,412

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

($ In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31, 2012	March 31, 2011
Revenue	$125,020	$99,078
Cost of revenue (excludes depreciation and amortization)	40,353	37,965

Gross margin	84,667	61,113

Operating expenses:
Sales	3,939	2,940
Marketing	31,175	16,098
Product development	4,424	3,470
General and administrative	9,982	7,729
Legal settlements	62	—
Acquisition, offering and related expenses and related party fees	197	1,473
Depreciation and amortization	11,769	10,846

	61,548	42,556

Income from operations	23,119	18,557

Interest expense, net	(6,480)	(9,396)

Income before income taxes	16,639	9,161
Income tax expense	6,488	4,099

Net income	$10,151	$5,062

Basic and diluted net income per share:
Basic	$0.10	$0.06
Diluted	0.10	0.06
Weighted average common shares outstanding:
Basic	99,879,865	87,379,865
Diluted	101,712,071	87,379,865

Comprehensive income	$10,303	$5,269

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations - NON-GAAP

($ In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31, 2012	March 31, 2011
Revenue	$125,020	$99,078
Cost of revenue (excludes depreciation and amortization)	40,144	37,965

Gross margin	84,876	61,113

Operating expenses:
Sales	3,524	2,940
Marketing	30,890	16,098
Product development	3,936	3,470
General and administrative	8,681	7,729
Legal settlements	62	—
Acquisition, offering and related expenses and related party fees	197	1,473
Stock based compensation	2,698	—
Depreciation and amortization	11,769	10,846

	61,757	42,556

Income from operations	23,119	18,557

Interest expense, net	(6,480)	(9,396)

Income before income taxes	16,639	9,161
Income tax expense	6,488	4,099

Net income	$10,151	$5,062

Basic and diluted net income per share:
Basic	$0.10	$0.06
Diluted	0.10	0.06
Weighted average common shares outstanding:
Basic	99,879,865	87,379,865
Diluted	101,712,071	87,379,865

Comprehensive income	$10,303	$5,269

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31, 2012	March 31, 2011
Revenue	$125,020	$99,078

Adjusted EBITDA (1)	$37,845	$30,876

Adjusted EBITDA margin	30.3%	31.2%

Adjusted net income (2)	$18,748	$12,908

Adjusted EPS	$0.18	$0.13

Common shares outstanding (4):	101,712,071	100,000,000

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted to exclude legal settlements; acquisition, offering and related expenses and related party fees; and stock based compensation.

Reconciliation of adjusted EBITDA
Income from operations	$23,119	$18,557
Legal settlements	62	—
Acquisition, offering and related expenses and related party fees	197	1,473
Stock based compensation	2,698	—
Depreciation and amortization	11,769	10,846

Adjusted EBITDA	$37,845	$30,876

(2)	Adjusted net income adds back legal settlements; acquisition, offering and related expenses and related party fees; stock based compensation; and amortization.

Reconciliation of adjusted net income
Income before income taxes	$16,639	$9,161
Legal settlements	62	—
Acquisition, offering and related expenses and related party fees	197	1,473
Stock based compensation	2,698	—
Amortization	11,139	10,527

Adjusted income before tax	30,735	21,161
Income tax (3)	11,987	8,253

Adjusted net income	$18,748	$12,908

(3)	Assumes 39% income tax rate.
(4)	Pro forma for post-IPO share count for all periods presented.